Exhibit 5



                                NASCHITZ BRANDES

                       NASCHITZ, BRANDES & CO., ADVOCATES
                      5 TUVAL STREET, TEL-AVIV 67897 ISRAEL
                     TEL. 972-3-623-5000 FAX 972-3-523-5005
                         BRANCH OFFICE: 2 PAL-YAM AVENUE
                 CITY WINDOWS, OREN BUILDING, HAIFA 33090 ISRAEL
                     TEL. 972-4-864-4433 FAX, 972-4-864-4833
                                  WWW.NBLAW.COM



                                            Tel-Aviv, January 22, 2004
LanOptics Ltd.
1 Hatamar Street
Yokneam 20692
Israel
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Ladies and Gentlemen:

        We refer to the registration statement on Form F-3 to be filed by LanOptics Ltd., an Israeli company (the "Company"), on or about January 22, 2004 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"). The Registration Statement relates to the offering by the selling shareholder, as described in the Registration Statement, of up to 937,500 Ordinary Shares, nominal value NIS 0.02 per share, of the Company (the "Shares"), including 187,500 Ordinary Shares issuable upon the exercise of outstanding warrants.

        As special Israeli counsel to the Company in connection with the offering of the Shares pursuant to the Registration Statement, we have examined such corporate records and documents and such questions of law as we have considered necessary or appropriate for the purpose of this opinion.

        Upon the basis of such examination, we are of the opinion that the outstanding Shares have been duly authorized for issuance under the law of Israel, have been validly issued and are fully paid and non-assessable and that the Shares to be issued upon exercise of the outstanding warrants, have been duly authorized and reserved for issuance and when issued in accordance with the terms set forth in the Registration Statement, such Shares will be validly issued, fully paid and non-assessable.

        We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus contained in the Registration Statement and elsewhere in the Registration Statement and Prospectus.

                                            Very truly yours,

                                            /s/ Naschitz, Brandes & Co.

                                            Naschitz, Brandes & Co.